                                                                 EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-67012 of NZ Corporation on Form S-4 of our report dated March 2, 2001, appearing in the Joint Proxy Statement/Prospectus, which is part of such Registration Statement, and of our report dated March 2, 2001 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Historical Financial Information" and "Experts" in such Joint Proxy Statement/Prospectus.

DELOITTE & TOUCHE LLP
Phoenix, Arizona

September 21, 2001